EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of	% of voting
	incorporation	securities held at
NAME OF CORPORATION	or organization	December 31, 2023 (1)
CompX International Inc. (2)	Delaware	87
Kronos Worldwide, Inc. (3)	Delaware	31
EWI RE, Inc.	New York	100
NL Environmental Management Services, Inc.	New Jersey	100
NLKW Holding, LLC	New Jersey	100

(1)	Held by the Registrant or the indicated subsidiary of the Registrant
(2)	Subsidiaries of CompX International Inc. are incorporated by reference to Exhibit 21.1 of CompX’s Annual Report on Form 10-K for the year ended December 31, 2023
(3)	Subsidiaries of Kronos Worldwide, Inc. are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2023